Exhibit 99.1

Lifeloc Reports Second Quarter 2026 Results

WHEAT RIDGE, Colo., August 13, 2026 -- Lifeloc Technologies, Inc. (OTCID: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the quarter ended June 30, 2026.

Second Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.445 million in the second quarter of 2026, resulting in a quarterly net loss of $(134) thousand, or $(0.05) per diluted share. These results compare to net revenue of $2.219 million and quarterly net loss of $(394) thousand, or $(0.14) per diluted share in the second quarter of 2025. Revenue for the quarter grew 10% versus the second quarter last year. Six-month net revenues of $4.739 million and a net loss of $(287) thousand, or $(0.10) per diluted share, compared to net revenue of $4.496 million and a net loss of $(686) thousand, or $(0.25) per diluted share, for the same period in 2025. Total gross margin in the second quarter rose to 45% versus 42% for the same quarter last year. For the first six months of 2026, gross margin was 44% versus 41% for the same period last year, with price increases and a favorable product mix contributing to the higher margins. The research and development investment for the quarter remained high at $560 thousand, primarily for SpinDetect™ analyzer development, resulting in the current period loss.

Alcohol Detection Products

We believe our core alcohol detection product line-up is strong. The L-series LX9 and LT7 units have features and performance that drive market penetration by meeting previously unaddressable market needs, such as smart phone pairing, wider temperature use ranges and fast customization that incorporates local languages. We expect that sales of our newer L-series devices will be incremental to FC-series devices rather than displacing FC sales. The L-series devices have been certified to meet the requirements of most modern registration standards, such as the latest AS 3547:2019 standards for Breath Alcohol Detectors from SAI Global (formerly Standards Australia International). Our FC-series devices remain popular with many law enforcement and international organizations. Our Easycal® automated calibration station, the only automated calibration available for portable breath alcohol testers, builds valuable protection around our brand and has contributed to market share gains across the board, especially for our workplace Phoenix® 6.0 BT and EV 30 devices.

SpinDetect™ Analyzer Platform

We believe our most significant long-term opportunity lies at the intersection of the global need for rapid, quantitative drug detection and our proven expertise in portable testing instrumentation. Our SpinDetect™ Centrifugal Drug Analyzer — sometimes referred to as "Lab on a Disk" — is designed to address this need, enabling rapid, on-site, quantitative drug testing for use at roadside, in emergency rooms, forensic labs, and workplace testing sites. We have demonstrated the platform's ability to effectively detect delta-9-THC, cocaine, fentanyl, amphetamine/methamphetamine, morphine, MDMA, and benzodiazepines from oral fluid. We have validated our test results against liquid chromatography-mass spectrometry (LC-MS) — the definitive laboratory standard — using real-world human saliva samples, confirming a limit of detection of approximately 10 ng/ml.

We have completed the design of the SpinDetect™ microfluidic disk, with all analytical chemistry now occurring on the disk after sample introduction. Disk design represented the primary technical challenge throughout the project, requiring specialized outside expertise and multiple design iterations. Disks have been molded and assays loaded for evaluation, with final component and process optimization ongoing. Reader hardware, firmware, drug assays, and reagent handling have been developed in parallel and are substantially complete. We will be initiating beta testing of the oral-fluid analyzer, focused on delta-9-THC detection using a prototype reader, under a signed beta-testing agreement, and are now targeting a limited commercial launch in Q1 of 2027.

“It is great to see assays performed with all the chemistry occurring on the disk. With our second dispensing robot scheduled for delivery later this month, we are moving closer to production,” commented Dr. Wayne Willkomm, President and CEO. “Oral fluid drug screening will only be the first launching application of this technology platform. We expect subsequent releases to expand to additional drug panels and to samples collected from blood and breath, as well as to other applications, including select non-drug applications such as food pathogen detection.”

Financing Update

During the quarter, Lifeloc closed on $500,000 of financing, securing a loan from our Chairman of the Board, who also serves as our Chief Financial Officer. This loan is detailed in our 8-K filing of May 8, 2026, and the key terms are 10.5% interest, adjustable upward based on the prime rate, interest only payments in 2026, followed by monthly payments that will result in the loan being fully paid in 5 years, and no prepayment penalty. The loan is secured by all of our assets. After exploring multiple financing options, the Company determined these terms were more favorable than alternatives available from commercial sources.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTCID: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, market liquidity for our shares, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Phoenix® and Easycal® are registered trademarks of Lifeloc Technologies, Inc.

SpinDetect™ is a trademark of Lifeloc Technologies, Inc.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

 LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets (Unaudited)

ASSETS
CURRENT ASSETS:	June 30, 2026	December 31, 2025
Cash and cash equivalents	$908,208	$746,001
Accounts receivable, net	826,715	772,380
Inventories, net	2,839,516	2,633,614
Federal and state income taxes receivable	55,981	55,981
Prepaid expenses and other	146,901	60,825
Total current assets	4,777,321	4,268,801

PROPERTY, PLANT AND EQUIPMENT:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,366,539	1,366,539
Office equipment, software and space modifications	197,686	197,686
Sales and marketing equipment and space modifications	230,543	225,173
Research and development equipment, software and space modifications	1,247,201	1,213,195
Research and development equipment, software and space modifications not in service	—	19,595
Less accumulated depreciation	(3,670,607)	(3,538,455)
Total property and equipment, net	2,187,537	2,299,908

OTHER ASSETS:
Patents, net	67,229	71,039
Deposits and other	46,820	46,820
Total other assets	114,049	117,859
Total assets	$7,078,907	$6,686,568
CURRENT LIABILITIES:
Accounts payable	$501,118	$301,627
Term loans payable, current portion	94,774	54,850
Subordinated debentures payable, current portion	35,697	33,371
Customer deposits	20,336	25,694
Accrued expenses	350,141	321,112
Deferred revenue, current portion	50,464	53,716
Product warranty reserve	46,500	46,500
Total current liabilities	1,099,030	836,870

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,030,364	1,058,426

TERM LOAN PAYABLE (Related Party), net of current portion and debt issuance costs	460,922	—

SUBORDINATED DEBENTURES PAYABLE, net of current portion and debt issuance costs	662,901	681,343

DEFERRED REVENUE, net of current portion	8,955	6,151
Total liabilities	3,262,172	2,582,790

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS’ EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,752,616 shares outstanding	5,934,314	5,934,314
Accumulated deficit	(2,117,579)	(1,830,536)
Total stockholders’ equity	3,816,735	4,103,778
Total liabilities and stockholders’ equity	$7,078,907	$6,686,568

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Profit (Loss) (Unaudited)

	Three Months Ended June 30,
REVENUES:	2026	2025
Product sales	$2,434,697	$2,191,260
Royalties	10,260	19,800
Rental income	—	8,316
Total	2,444,957	2,219,376

COST OF SALES	1,352,431	1,294,777

GROSS PROFIT	1,092,526	924,599

OPERATING EXPENSES:
Research, development, and sustaining engineering	560,281	623,262
Sales and marketing	320,968	339,528
General and administrative	314,853	340,074
Total	1,196,102	1,302,864

OPERATING (LOSS)	(103,576)	(378,265)

OTHER INCOME (EXPENSE):
Interest income	8,856	10,931
Interest expense	(39,610)	(26,305)
Total	(30,754)	(15,374)

NET (LOSS) BEFORE PROVISION FOR TAXES	(134,330)	(393,639)

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	—	—

NET (LOSS)	$(134,330)	$(393,639)

NET (LOSS) PER SHARE, BASIC	$(0.05)	$(0.14)

NET (LOSS) PER SHARE, DILUTED	$(0.05)	$(0.14)

WEIGHTED AVERAGE SHARES, BASIC	2,752,616	2,752,616

WEIGHTED AVERAGE SHARES, DILUTED	2,752,616	2,752,616

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Profit (Loss) (Unaudited)

	Six Months Ended June 30,
REVENUES:	2026	2025
Product sales	$4,724,456	$4,454,307
Royalties	14,313	25,471
Rental income	—	16,632
Total	4,738,769	4,496,410

COST OF SALES	2,659,169	2,663,245

GROSS PROFIT	2,079,600	1,833,165

OPERATING EXPENSES:
Research, development, and sustaining engineering	974,726	1,092,942
Sales and marketing	634,197	674,084
General and administrative	702,255	724,952
Total	2,311,178	2,491,978

OPERATING (LOSS)	(231,578)	(658,813)

OTHER INCOME (EXPENSE):
Interest income	15,387	23,288
Interest expense	(70,852)	(50,800)
Total	(55,465)	(27,512)

NET (LOSS) BEFORE PROVISION FOR TAXES	(287,043)	(686,325)

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	—	—

NET (LOSS)	$(287,043)	$(686,325)

NET (LOSS) PER SHARE, BASIC	$(0.10)	$(0.25)

NET (LOSS) PER SHARE, DILUTED	$(0.10)	$(0.25)

WEIGHTED AVERAGE SHARES, BASIC	2,752,616	2,723,768

WEIGHTED AVERAGE SHARES, DILUTED	2,752,616	2,723,768

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Changes in Stockholders’ Equity (Unaudited)

For the Three and Six Months Ended June 30, 2026 and 2025

	2026
	Common Stock Shares	Common Stock Amount	Accumulated Deficit	Total
Beginning balance, December 31, 2025	2,752,616	$5,934,314	$(1,830,536)	$4,103,778
Net (loss)	—	—	(152,713)	(152,713)
Ending balance, March 31, 2026	2,752,616	5,934,314	(1,983,249)	3,951,065
Net (loss)	—	—	(134,330)	(134,330)
Ending balance, June 30, 2026	2,752,616	$5,934,314	$(2,117,579)	$3,816,735

	2025
	Common Stock Shares	Common Stock Amount	Accumulated Deficit	Total
Beginning balance, December 31, 2024	2,664,116	$5,586,014	$639,863	$6,225,877
Issuance of shares from option exercise	88,500	336,300	—	336,300
Warrants issued with subordinated debenture	—	12,000	—	12,000
Net (loss)	—	—	(292,686)	(292,686)
Ending balance, March 31, 2025	2,752,616	5,934,314	347,177	6,281,491
Net (loss)	—	—	(393,639)	(393,639)
Ending balance, June 30, 2025	2,752,616	$5,934,314	$(46,462)	$5,887,852

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2026	2025
Net (loss)	$(287,043)	$(686,325)
Adjustments to reconcile net (loss) to net cash (used in) operating activities-
Depreciation and amortization	135,962	216,419
Amortization of debt issuance costs	12,103	5,886
Changes in operating assets and liabilities-
Accounts receivable	(54,335)	(33,189)
Inventories	(205,902)	7,645
Federal and state income taxes receivable	—	25,029
Prepaid expenses and other	(86,076)	(120,034)
Deposits and other	—	—
Accounts payable	199,491	141,419
Customer deposits	(5,358)	(6,186)
Accrued expenses	29,029	55,416
Deferred revenue	(448)	4,344
Net cash (used in) operating activities	(262,577)	(389,576)

CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Purchases of sales and marketing equipment	(5,370)	(5,462)
Purchases of research and development equipment, software and space modifications	(14,411)	(17,348)
Purchases of research and development equipment, software and space modifications not in service	—	(219,441)
Net cash (used in) investing activities	(19,781)	(242,251)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Principal payments made on term loan	(28,290)	(27,469)
Proceeds from issuance of subordinated debenture	—	75,000
Proceeds (related party) from issuance of term loan	500,000	—
Principal payments made on subordinated debentures	(27,145)	—
Proceeds from issuance of shares from option exercise	—	336,300
Net cash provided from (used in) financing activities	444,565	383,831

NET INCREASE (DECREASE) IN CASH	162,207	(247,996)

CASH, BEGINNING OF PERIOD	746,001	1,243,746

CASH, END OF PERIOD	$908,208	$995,750

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$59,264	$44,914

Cash paid for income tax	$—	$150

Income tax refund received	$—	$25,179

Non-cash financing and investing activities: warrants issued with subordinated debenture	$—	$12,000